Exhibit 10.3
FIRST AMENDMENT TO
THE AMENDED AND RESTATED
TRANSPORTATION SERVICES AGREEMENT

THIS FIRST AMENDMENT (“Amendment”) TO THE AMENDED AND RESTATED TRANSPORTATION SERVICES AGREEMENT is effective this June 1, 2020 by and between Marathon Petroleum Company LP, a Delaware limited partnership (“MPC”) and Hardin Street Marine LLC, a Delaware limited liability company (“HSM”). MPC and HSM may be referred to collectively as the “Parties” and each individually as a “Party” as necessary.

WHEREAS, MPC and HSM entered into the Amended and Restated Transportation Services Agreement on December 18, 2015 (“Agreement”), pursuant to which HSM agreed to provide certain marine transportation services to MPC; and

WHEREAS, MPC and HSM desire to amend the Equipment used by HSM to provide services to MPC, and to amend the rates being charged by HSM.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth hereinafter, MPC and HSM agree as follows:

1.	Exhibit B and Exhibit C of the Agreement are deleted in their entirety and replaced with attached Exhibit B and Exhibit C.

2.
Except as amended herein, all other terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms of the provision of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall prevail. Any terms not defined in this Amendment shall have the same meaning as specified in the Agreement.

Signature Page Follows

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first written above.

MARATHON PETROLEUM COMPANY LP		HARDIN STREET MARINE LLC
By: MPC Investment LLC, its General Partner

By:	/s/ Andy Melton	By:	/s/ Todd Sandifer

Name:	Andy Melton	Name:	M. Todd Sandifer

Title:	Light Products Supply Ops & Trading VP	Title:	President

Exhibit B

TRANSPORTATION SERVICES AND RATES

Equipment Category	Daily Rate
C1 Barge Clean Small	$1,324.90
C2 Barge Clean 10K	$1,269.69
C3 Barge Clean 30K	$2,373.77
H2 Barge Heater 10K	$1,324.90
H3 Barge Heater 30K	$2,732.60
B1 Boat 1000-1999 HP	$6,182.85
B2 Boat 2000-2999 HP	$6,707.29
B3 Boat 3000-3999 HP	$7,535.35
B4 Boat 4000-4999 HP	$8,970.66
B5 Boat 6000-6999 HP	$9,050.00
Transportation Service Monthly Rate

Fleeting Services Mooring services for barges	Subject to Section 4.3(a): • June 1, 2020 and after: 190 spaces* at a rate of $103.69 per day.
Tankerman Services U.S. Coast Guard licensed tankerman services for assurance of safe transfer of refined, chemical and liquefied gas cargoes.
Billed in aggregate monthly at hourly rates for each barge transfer, plus overtime rates for time in excess of eight hours, as listed on Exhibit G, plus mileage for travel by a tankerman in a personally owned vehicle at the Internal Revenue Service published standard mileage rate when traveling between work sites, or when called from home to report tankerman duties.

Cleaning and Repair Facility Charges
Cleaning of Cargo tanks, voids, boat bilges and fuel/slop tanks. This includes labor, materials, and services.

Other routine repair and maintenance services at MPC facilities, including, but not limited to: labor and materials for welding, electrical, mechanical, and hose and pipe testing.
Billed in aggregate monthly at market rates for the number of hours required for each service. Labor is billed hourly; materials and supplies shall be billed at cost plus thirty percent.
*It is agreed between HSM and MPC that the number of fleeting spaces may adjust throughout this term which, subject Section 4.3(a). may require a rate adjustment.

Exhibit C

EQUIPMENT*

Equipment Category	Quantity
C1 Barge Clean Small	27
C2 Barge Clean 10K	18
C3 Barge Clean 30K	212
H2 Barge Heater 10K	2
H3 Barge Heater 30K	46
B1 Boat 1000-1999 HP	2
B2 Boat 2000-2999 HP	5
B3 Boat 3000-3999 HP	5
B4 Boat 4000-4999 HP	10
B5 Boat 6000-6999 HP	1

Note: This list may be updated by Memorandum to File pursuant to Section 3.1(a).